Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Registration Statement on Form S-11 of Chatham Lodging Trust of our report dated September 20, 2010 relating to the combined financial statements of Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
November 11, 2010